UNITED STATES
                 SECURITIES AND EXCHANGE
                 COMMISSION
                       Washington, D.C. 20549
                      SCHEDULE 14A INFORMATION
     Proxy Statement Pursuant to Section 14(a) of the Securities
             Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant  [X]
Filed by a Party other than the Registrant   [ ]

Check the appropriate box:
[ ]       Preliminary Proxy Statement  [ ]  Confidential, for
Use
of the Commission Only (as
[X]                         Definitive Proxy Statementpermitted
by
Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-
12
                      CFC International, Inc.
        (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the
                             Registrant)
Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-
6(i)(1)
and 0-11.

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  computed pursuant to Exchange Act Rule 0-11 (Set forth
the amount on which the filing fee is calculated and state how it was determined):

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5)Total fee paid:



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[ ]Check box if any part of the fee is offset as provided by
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       500 State Street, Chicago Heights, Illinois
            60411 NOTICE OF ANNUAL MEETING OF
            STOCKHOLDERS
                          July 21, 1997

  You are cordially invited to attend the annual meeting of stockholders of CFC International, Inc., which will be held at the University of Chicago, Graduate School of Business, The Conference Center, 450 North Cityfront Plaza Drive, Chicago, Illinois on July 21, 1997 at 1:00 p.m. Central Time, for the following purposes:
1.   To elect directors; and
2. To transact such other business as may properly come before the meeting.

  Only stockholders of record at the close of business on June 2, 1997 are entitled to vote at the meeting. A list of such stockholders will be available for examination by any stockholder for any purpose germane to the meeting, during normal business hours, at Harris Trust & Savings Bank, 311 West Monroe, 14th Floor, Chicago, Illinois for a period of ten days prior to the meeting.
A proxy statement and a proxy card solicited by the Board of Directors are enclosed herewith. It is important that your shares be represented at the meeting regardless of the size of your holdings. Whether or not you intend to be
present  at  the meeting  in          person,  we  urge you to
mark,  date  and  sign  the
enclosed proxy card and return it in the envelope provided for that purpose, which does not require postage if mailed in the United States. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.
                                   Dennis W. Lakomy
                                      Vice    President,
Chief Financial Officer,
                                   Treasurer, and Secretary



       YOU ARE URGED TO MARK, DATE, AND SIGN THE ENCLOSED
           PROXY AND RETURN IT PROMPTLY.  THE PROXY
             IS REVOCABLE AT ANY TIME PRIOR TO ITS
             USE.

Chicago Heights, Illinois
May 30, 1997
                     CFC INTERNATIONAL, INC.
                         PROXY STATEMENT
                 ANNUAL MEETING OF
                 STOCKHOLDERS

                          July 21, 1997
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of CFC International,
Inc. (the Company or CFC) of proxies for use at the annual meeting of stockholders of the Company to be held at the University of Chicago, Graduate School of Business, The Conference Center, 450 North Cityfront Plaza Drive,
Chicago, Illinois at 1:00 p.m. Central Time, on July 21, 1997, and at any postponement or adjournment thereof.
Proxies properly executed and returned in a timely manner will be voted at the meeting in accordance with the directions
noted thereon. If no direction is indicated, they will be voted for the election of the nominees named herein as directors, and on other matters presented for a vote in
accordance  with  the judgment of the persons  acting  under the proxies. Any stockholder giving a proxy may revoke  it  at any
time  before  it  is voted, either in person at the  meeting, by
written notice to the Secretary of the Company, or by delivery
of a   later-dated proxy.
  The  Companys principal executive offices are located  at
500 State   Street,  Chicago  Heights,  Illinois  60411
(telephone: 708/891-3456).  This proxy statement is dated May
30, 1997 and it is  expected  that proxy materials will be
mailed to stockholders beginning on or about June 9, 1997.
              SHARES OUTSTANDING AND VOTING RIGHTS
Only  stockholders of record at the close of business  on  June
2,   1997  are  entitled  to  vote  at  the  annual  meeting
of
stockholders.  The Companys only outstanding voting stock is its common stock, par value $.01 per share (the Common Stock), of which 4,136,308 shares were outstanding as of the close of business on May 30, 1997. Each share of Common Stock is entitled to one vote.
  Election of each director requires the affirmative vote of the holders of a plurality of the shares of the Companys Common Stock present in person or represented by proxy and entitled to vote at the meeting. In general, approval of any other matter submitted to the stockholders for their consideration requires the affirmative vote of the holders of a majority of the  shares of  the  Common Stock present in
person or represented by proxy. An automated system administered by the Companys transfer agent will tabulate the votes.
                      ELECTION OF DIRECTORS
Six directors are to be elected at the meeting. The Board of Directors has designated the persons named below as nominees for election  as directors for a term expiring at the annual
meeting of  stockholders in 1998.   All of the nominees  are
serving  as directors as of the date of this Proxy Statement.
  The  six  nominees  for  director receiving  the  vote  of the holders  of a plurality of the shares of Common Stock
present in person or represented by proxy and entitled to vote at the meeting will be elected. Unless otherwise instructed, properly executed proxies that are returned in a timely manner will be voted for election of the six nominees.  If, however, any of  the nominees  should be unable or should fail to act as a nominee by virtue of an unexpected occurrence, the proxies will be voted for such other person as will be determined by the holders of the proxies in their discretion, or the Board of Directors may make an appropriate reduction in the number of directors to be elected.
  Biographical  information  concerning  the  six   nominees
is
presented below:
  Roger  F.  Hruby, age 62, has been a director  of  the
Company since  its  formation.  Currently, Mr. Hruby also
serves as the Companys Chairman of the Board and Chief Executive Officer. Prior thereto, Mr. Hruby was the
President and Chief Operating Officer of the Companys predecessor, Bee Chemical, from 1977 until the sale of that company to Morton Thiokol, Inc., in 1985, at which time Mr. Hruby also became its Chief Executive Officer. Mr. Hruby also organized the formation of Bee Chemicals Japanese joint venture in 1970 and supervised its growth from a start-up venture to a significant manufacturing company with sales in excess of $40 million. In 1986, Mr. Hruby formed the Company, which purchased Bee Chemicals specialty transferable  solid coatings  division from Morton Thiokol and
has been  Chairman  of the   Board,  Chief  Executive  Officer,
and until June 1995, President of the Company since the date of its incorporation. Mr. Hruby has been involved in
the specialty chemical  industry since  1958.   Mr. Hruby
earned a bachelors degree  in  chemistry from            North
Central   College  and  a  Masters   of
Business
Administration from the University of Chicago.
  Robert  J. DuPriest, age 56, has been a director of the
Company since August 1995. Mr. DuPriest also is the President and Chief Operating Officer of the Company. He joined the Company in 1990 as  Vice  President  and  Chief  Operating  Officer,  and
became President  in  June  1995.   Prior to joining  the
Company,  Mr. DuPriest served from 1985 in successive
management positions with Rank Video Services of America, where he was responsible for worldwide operations and joint ventures. Mr. DuPriest earned a bachelors degree from
American University.
  Dennis  W.  Lakomy, age 52, has been a director of the
Company since  August  1995.   Mr. Lakomy also is Vice
President,  Chief Financial  Officer, Secretary, and Treasurer
of the Company.                                           He
joined  Bee  Chemical in 1975 and served as  Vice  President and Controller of that company from 1982 until co-founding  CFC
with Mr.  Hruby  in  1986.   Mr. Lakomy earned a bachelors
degree in accounting from Loyola University of Chicago and a Masters of Business Administration from the University of Chicago.
William G. Brown, age 54, has been a director of the Company since August 1995. Mr. Brown currently is a partner of
Bell, Boyd  & Lloyd, Chicago, Illinois, counsel to the Company.
He  is also                                             a
Director of the MYR Group Inc., Medicus Systems Corporation, Managed Care Solutions, Inc., and
Dovenmuehle Mortgage, Inc.
  Richard  Pierce, age 58, became a director of  the  Company in August 1995. Before becoming a director, Mr. Pierce served as an Advisory Director of the Company in 1991. He currently is the Managing Director of the Chicago office of Russell Reynolds Associates, Inc., an executive recruiting firm, which
he  joined in                                           1976.
  David  D.  Wesselink, age 54, became a director of the
Company in August 1995. Before becoming a director, Mr. Wesselink served as an Advisory Director of the Company since 1992. He has been Chief Financial Officer of Advanta
Corporation, a consumer credit company,  since  1993.   Prior
thereto,  he  served  in  several capacities   with  Household
International,   a   consumer                           and
commercial financial services company, including Chief
Financial Officer, Treasurer and Vice President, Research and
Development.
  The  Board of Directors recommends that stockholders  vote
  FOR
the election of each of the nominees for director.
Meetings and Committees of the Board
  The  three standing committees of the Board of Directors of the Company are the Audit Committee, the Stock Option
Committee, and the Compensation Committee, the functions and membership of which are described below. The Board of Directors does not have a standing nominating committee.
The Board of Directors held  four meetings  and  acted four
times by unanimous written  consent  in 1996.
  The  Audit Committees functions include making
recommendations to  the  Board  of  Directors on the selection of  the  Companys independent  auditors,  reviewing  the
overall  scope   of                                     the
independent auditors examination, reviewing the proposed
annual financial statements of the Company with the independent auditors and reporting a summary of the Audit Committees conclusions to the Board of Directors; and reviewing the Companys internal controls and accounting policies with the independent auditors and certain officers of the Company. The Audit Committee currently consists of Messrs. Brown, Pierce, and Wesselink.
  The   Stock   Option   Committee   is   responsible   for
the
administration and interpretation of, and the granting of
options under  the CFC International, Inc. Stock Option Plan
(the Stock Option Plan) and the CFC International, Inc. Stock Purchase Plan (the Stock Purchase Plan and, collectively with  the  Stock Option  Plan,  referred  to  as the Employee
Plans).   Messrs. Pierce  and  Wesselink currently are members
of the Stock  Option Committee.
  The  Compensation  Committee is responsible for  approving all employment  contracts  with, and salaries  of,  officers of  the Company.  The Compensation Committee also is
responsible for  all bonuses,  other payments, plans (other
than the Employee  Plans),
or  programs,  and benefits for the Companys officers.
Messrs.
Hruby,  Brown,  and  Pierce currently comprise  the
Compensation Committee.
  Nominations for election of directors are made by the Board of Directors and, pursuant to the Companys bylaws, may be made by a committee  appointed by the Board or by any stockholder
entitled to  vote  in  the  election  of directors.   See
Submission  of Stockholder Proposals for the 1998 Annual
Meeting for procedures with respect to nominations by
stockholders.
  During  1996,  the  Stock Option Committee held  two
meetings. The Audit Committee met twice and the Compensation Committee met once during 1996. In 1996, during the time each director served in such capacity, no director attended less than 75% of the aggregate of all meetings of the Board and all meetings  held  by committees of the Board on which such director served.
Other Matters
  Management  knows of no other matters to be brought before the annual meeting other than those described above. If any other business should come before the meeting, it is intended that the persons named in the enclosed proxy will vote the shares in accordance with their best judgment on any such matter.
                     PRINCIPAL STOCKHOLDERS
  The  following table sets forth, as of March 24, 1997,
certain information regarding the beneficial ownership of the Companys Common Stock by each person known by the Company to be the beneficial owner of 5% or more of the outstanding Common Stock, by each director, nominee for director, and Named Executive Officer (as defined below), and by all directors and executive officers as a group. As of such date, there were 112 record holders and approximately 1,200 beneficial holders of Common Stock and 3,987,217 shares of Common Stock outstanding.
                                        Shares Beneficially
     Owned Name (1)                            Number(2)
     Percent
     Roger F. Hruby (3)                       2,528,973 63.4
     Robert J. DuPriest                        92,009    2.3
     Dennis W. Lakomy                         317,537    8.0
     William G. Brown (4)                     161,269    4.0
     Richard Pierce                             3,500    *
     David D. Wesselink                         3,500    *
     RFH Investments, LP (5)                  999,160
25.1
     Stein Roe & Farnham Incorporated (6)     318,200
7.7
       One South Wacker Drive
       Chicago, Illinois  60606
     All directors and executive officers as a group
       (7 persons) (3)(4)                     2,568,118 64.2
___________
* Represents less than 1% of the outstanding Common Stock.
(1) Unless otherwise indicated, the address of all of the persons named or identified above is c/o CFC International, Inc., 500 State Street, Chicago Heights, Illinois 60411.
(2) The numbers and percentages of shares shown above as owned by the directors, Named Executive Officers, and by all directors and executive officers as a group assume in each case that currently outstanding stock options covering shares of Common Stock that were exercisable within 60 days of March 24, 1997 had been exercised by that person or group as follows:
  (i)Robert J. DuPriest - 2,500; (ii) William G. Brown - 2,500;
  (iii) Richard Pierce - 2,500; (iv) David D. Wesselink - 2,500; and all directors and executive officers as a group (including such individuals) - 10,000.
(3) Includes 999,160 shares of Common Stock owned by RFH Investments, LP, a limited partnership of which Mr. Hruby is the managing general partner (and of which all of the partners are members of Mr. Hrubys immediate family or trusts for the benefit of such family members), but does not include 523,404 shares of
  Class B Common Stock owned by RFH Investments, LP. The shares of Common Stock shown above as beneficially owned by Mr. Hruby also include 538,670 shares of Common Stock which Messrs. DuPriest and Lakomy and members of Mr. Browns family beneficially owned immediately after the IPO, which they still hold, and for which Mr. Hruby holds an irrevocable voting proxy. In addition to the Common Stock set forth in the table above, Mr. Hruby owns an option to purchase 534 shares of the Companys Voting Preferred Stock with an exercise price of
  $500 per share.   The  Voting Preferred  Stock is entitled to
  1,000 votes per share on all matters to be voted upon by the Companys stockholders.
(4) Includes 157,067 shares of Common Stock which are owned by the William Gardner Brown 1993 GST Trust, a trust for the benefit of Mr. Browns family and of which Mr. Brown is not a beneficiary nor is he, or a member of his immediate family, a trustee.
(5) RFH Investments, LP also owns 523,404 shares of Class B Common Stock, which is substantially equivalent to the Common Stock in all respects except that the Class B Common Stock generally is not entitled to vote on any matters submitted to a vote of the Companys stockholders.
(6) The number of shares of Common Stock shown as beneficially owned is derived from a Schedule 13G dated February 12, 1997 filed with the Securities and Exchange Commission by the listed stockholder.

     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE The directors and certain officers of the Company are required
to   report  their  transactions  in  the  Common  Stock  to
the
Securities and Exchange Commission within a specified period following a transaction. During 1996, the directors and officers filed all such reports within the specified time period.
                     MANAGEMENT COMPENSATION
  The   following  table  provides  certain  summary
information concerning the compensation paid or accrued during the year ended December 31, 1996 to the Companys Chief Executive Officer and to each of the other executive officers of the Company who received compensation in excess of $100,000 during the last fiscal year (the Named Executive Officers). The Company does not have a restricted stock award program or a long-term incentive plan.
                   Summary Compensation Table
                                              Long-Term
                                             Compensation
                           Annual Compensation     Awards
                                       Other  Securities
                                       Annual UnderlyingAll
Other Name and Principal
SalaryBonusCompensationOptions/SARs
Compensation
 Position              Year      ($)      ($)      ($)     (#)
($)*
Roger F. Hruby        1996285,00028,50024,000(1)    -   3,000
 Chairman of the Board and      1995 285,000   28,500       -
-                3,000
   Chief Executive Officer   1994282,08828,500        -
                             -
3,000

Robert J. DuPriest    1996181,50018,1506,727(2)10,000
3,000
 President and Chief  1995165,00051,150523(2)       -
3,000
   Operating Officer    1994165,00016,500    -        -
                           3,300

Dennis W. Lakomy      1996165,37516,537    -        -
3,000
 Vice President, Chief Financial        1995  157,500
15,750
-                    -3,000
   Officer, Treasurer and Secretary       1994  157,500
                          15,750
-                    -3,150
___________
* Reflects matching contributions made by the Company pursuant to the Companys contributory retirement savings plan, which covers eligible employees who qualify as to age and length of
  service.    Under   the  plan,  the  Company   makes   matching
  contributions equal to 50% of the first 4% of the employees income that the employee contributes.
(1)     A  $1 million life insurance policy on Mr. Hruby is  paid
  for   by   the  Company,  with  Mr.  Hrubys  estate   as   the
  beneficiary.   The amount shown above is the premium  paid  for
  such policy.
(2) In connection with Mr. DuPriests exercise of options covering 31,414 shares of Common Stock on November 24, 1995, the Company loaned him $81,838 for the payment of taxes on the gain realized upon the exercise of those options. The Company loaned Mr. DuPriest another $28,715 to pay the final estimated taxes due on January 15, 1996. The loan accrues no interest and is due on January 31, 2001. The amount shown above represents taxable income from imputed interest in accordance with Internal Revenue Service requirements.
 The following table sets forth individual grants of stock options made to the Named Executive Officers during 1996.
                                              Potential
                                              Realizable
                                                Value at Assumed
                         Percent of Total    Annual Rates of
                         Stock Options GrantedExercisePrice
                         Appreciation
                 Date ofOptionsto Employeesor Base Expiration
for Option Term (2)
                  Grant  Granted  in Fiscal Year   Price (1)
Date                            5%           10%
Roger F. Hruby      -    -      -       -     -     -      -
Robert  J.  DuPriest    3/1/9610,000     13.8%$10.873/1/06$68,392
$173,320
Dennis W. Lakomy    -    -      -       -     -     -      -
__________
(1) Under the Stock Option Plan, the exercise price must be the fair market value of the Common Stock on the date of grant and the options granted generally become exercisable as to one-fourth of the grant on each of the first, second, third, and fourth anniversary of the date of grant.
(2) These amounts represent certain assumed annual rates of appreciation calculated from the exercise price, as required by
  the  rules  of the Securities and Exchange Commission.   Actual
  gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock. There can be no assurance that the amounts reflected in this table will be achieved.

Option Exercises and Year-End Valuation
  The following table provides certain information with respect to the Named Executive Officers concerning the exercise of options and/or stock appreciation rights (SARs) during 1996 and unexercised options and SARs held on December 31, 1996:

         AGGREGATE 1996 OPTION/SAR EXERCISES AND VALUES

                              Number of SecuritiesValue of Une
xercised
                            Underlying Unexercised In-the-Money
Options/
             Shares AcquiredValue       Options/SARs at 12/31/96
SARs at 12/31/96*
               on ExerciseRealizedExercisableUnexercisableEx
ercisable     Unexercisable
Name               (#)      ($)     (#)     (#)     ($)    ($)
Roger F. Hruby      -        -     -       -       -      -
Robert J. DuPriest           -     -       -     10,000   - 3,750
Dennis W. Lakomy    -        -     -       -       -      -
____________
* This column indicates the aggregate amount, if any, by which the market value of the Common Stock on December 31, 1996 exceeded the options exercise price and is based on the closing per share sale price of the Common Stock on such date of $11.25 as quoted on the Nasdaq National Market.

Directors Compensation
  Directors  of the Company who are not employees of the
Company are paid $1,500 for each board meeting attended and $750 each board committee meeting attended which is not held on the same day as a board meeting, but are not paid an annual retainer. Directors of the Company who are also employees of the Company are not paid any compensation for serving as directors.
  Upon the closing of the Companys initial public offering of Common Stock (the IPO), each of the Companys non-employee
directors,   Messrs.   Brown,   Pierce   and   Wesselink,
were automatically granted, pursuant to the CFC International, Inc. Directors Stock Option Plan, a one-time option covering 10,000 shares of Common Stock. Each of the options has a term
of  ten years  and  a  per  share exercise price of $9.50.   The
options become exercisable as to one-fourth of the grant on each of the first, second, third, and fourth anniversary of the date of grant.
Compensation Committee Interlocks and Insider Participation
  Until August 1995, Mr. Hruby, the Companys Chief Executive Officer, approved the terms of the compensation of the Companys
executive  officers.   In  August 1995, the  Companys  Board  of
Directors formed a Compensation Committee, which is currently comprised of Messrs. Hruby and Brown and chaired by Mr. Pierce, which determines the compensation of the Companys executive officers in the future.
  William G. Brown, a director of the Company, is a partner of the law firm of Bell, Boyd & Lloyd. The Company has utilized, and anticipates that it will continue to utilize, the services of such firm.
  In accordance with rules promulgated by the Securities and Exchange Commission, the information included under the captions Report of the Compensation Committee and Performance Graph will not be deemed to be filed or to be proxy soliciting material or incorporated by reference in any prior or future filings by the Company under the Securities Act of 1933 as amended, or the Securities Exchange Act of 1934, as amended (the Exchange Act).

              REPORT OF THE COMPENSATION COMMITTEE
  The compensation of the Companys executive officers is generally determined by the Compensation Committee of the Board of Directors. The Compensation Committee currently consists of three directors of whom a majority are not officers or employees of the Company. The following report with respect to certain compensation paid or awarded to the Companys executive officers during 1996 is furnished by the directors who then comprised the Compensation Committee.

  General Policies
  The  Companys compensation program is intended  to  enable
to the   Company  to  attract,  motivate,  reward,  and  retain
the management talent required to achieve corporate objectives in a highly competitive industry, and thereby increase
stockholder value.   It is the Companys policy to provide
incentives to its senior management to achieve both short-term and long-term objectives. To attain these objectives, the Companys executive compensation program is composed of a
base  salary  and   stock option grants.
  Section  162(m)  of  the  Internal Revenue  Code  of  1986,
as amended, limits the deduction for federal income tax
purposes  of
certain compensation paid by any publicly held corporation to its chief executive officer and its four other highest compensated officers to $1 million per each such executive
(the $1  million cap).    The  compensation  currently  paid
to  the   Companys executive officers, including pursuant to
the Employee Plans,  is not expected to exceed the $1 million cap.  See Base Salary.
  Base Salary
  Base  salaries  for  executive officers  are  determined  by a subjective assessment of the executive officers responsibilities and position within the Company, and the performance of the executive officer. Base salaries are
reviewed annually and  from time   to
time  by  the  Compensation  Committee  and  adjusted
appropriately.   Prior  to  the  creation  of  the
Compensation Committee, Mr. Hruby reviewed base salaries annually and adjusted them as appropriate.

  Stock Options
  Options may be granted to executive officers, as well as other employees of the Company, upon joining the Company and each year thereafter under the Employee Plans. Options are granted to executive officers taking into account factors
including  salary, position,  and  responsibilities.   In
1996, the Stock Option Committee granted options to purchase 77,673 shares of Common Stock pursuant to the Stock Option Plan and options to purchase 14,114 shares of Common Stock pursuant to the Stock Purchase Plan.
  Chief Executive Officer Compensation
  During  1996,  the Companys most highly compensated
executive officer was Roger F. Hruby, Chairman and Chief Executive Officer of the Company since the date of its incorporation. Prior to the creation of the Compensation Committee, Mr. Hruby determined his annual compensation using the same criteria used to determine compensation levels for other corporate officers and was based on his assessment of his overall performance and on information regarding awards
made  by  similar  companies.   Following  the creation
of   the  Compensation  Committee,  the   Compensation
Committee  reviewed  Mr. Hrubys compensation arrangements
using the same criteria that it uses to determine compensation levels for other corporate officers. No specific weighting was
assigned to   these  factors.   Based  on  its  review,  the
Compensation Committee believes that Mr. Hrubys experience, dedication and knowledge have been of vital importance to the successful and ongoing growth of the administration and operations of the Company. In the Compensation Committees view, Mr. Hrubys fiscal 1996 compensation package reflects an appropriate balance of (i) the Companys performance in fiscal 1996, (ii) Mr. Hrubys own performance level, and (iii) competitive standards. Mr.
Hrubys compensation consists of base salary and bonus.
                                   Compensation Committee
                                   Members
                                        Richard Pierce
                                        William G. Brown
                                        Roger F. Hruby
                        PERFORMANCE GRAPH

  The following graph compares the percentage change in the cumulative total returns on the Companys Common Stock, the Nasdaq Composite Index, and the S&P Chemical Composite Index (assuming reinvestment of any dividends) for the period beginning on November 16, 1995, the effective date of the registration of the Common Stock under Section 12 of the Exchange Act, and ending on December 31, 1996, the last day of the Companys 1996 fiscal year.

           GRAPH SHOWING PERFORMANCE OF COMMON STOCK


Company/Index Name*
11/16/9512/29/9512/31/96
CFC International, Inc.                   $100.00 $90.79$118.42
Nasdaq Composite Index                     100.00 100.73 123.60
S&P Chemical Composite Index               100.00 105.55 127.68
___________
* Assumes  $100  invested on November 16, 1995 in  the
Companys
  Common  Stock, the Nasdaq Composite Index, and the S&P
  Chemical Composite   Index.   Historical  results  are  not
  necessarily indicative of future performance.

                     CERTAIN TRANSACTIONS
  In connection with Mr. DuPriests exercise of options covering 31,414 shares of Common Stock on November 24, 1995, the Company loaned him $81,838 for the payment of a portion
of the taxes  on the   gain   realized  upon  the  exercise  of
those   options. Additionally,  on  January  15,  1996,  the
Company loaned Mr. DuPriest an additional $28,715 for the payment of the remainder of the taxes on the gain realized
upon the exercise  of  those options.                   In the
event Mr. DuPriest sells any shares  of  Common
Stock received pursuant to the exercise of those options prior to the maturity of these loans, he will be obligated to repay the loans from the proceeds, net of applicable taxes, received from such sale. No interest accrues under either loan and both mature on January 31, 2001.

             APPOINTMENT OF INDEPENDENT ACCOUNTANTS
The Board of Directors, pursuant to the recommendation of the Audit Committee, has selected the accounting firm of Price Waterhouse LLP to serve as the independent accountants of the Company for its current fiscal year ending December 31, 1997. Price Waterhouse LLP has served as the Companys independent auditors since 1986. Representatives of Price Waterhouse LLP are expected to be present at the annual meeting, and they will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

                     SOLICITATION OF PROXIES
Proxies will be solicited by the Board of Directors through the use of the mail. Proxies may also be solicited by directors, officers, and a small number of other employees of the Company personally, or by mail, telephone, facsimile, or
otherwise,  but such   persons  will  not  be  compensated  for
such       services.
Brokerage firms, banks, fiduciaries, voting trustees, or other nominees will be requested to forward the soliciting material to the beneficial owners of stock held of record by them, and the Company has hired Proxy Services Corporation to coordinate the solicitation of proxies by and through such holders for a fee of approximately $1,000 plus expenses. The entire cost of the Board of Directors solicitation will be borne by the Company.

 SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL
  MEETING In accordance with rules promulgated by the Securities and
Exchange Commission, any stockholder who wishes to submit a proposal for inclusion in the proxy material to be distributed by the Company in connection with the 1998 Annual Meeting must do so no later than February 9, 1998. Any such proposal should be submitted in writing to the Secretary of the Company at is principal executive offices. Upon submitting a proposal, the stockholder shall provide the Company with a written notice which includes the stockholders name and address, the number of shares of Common Stock that such stockholder holds of record or beneficially, the dates upon which such shares were acquired, and documentary support for a claim of beneficial ownership.

                            GENERAL
  It is important that proxies be returned promptly. If you are unable to attend the meeting, you are urged, regardless of the number of shares owned, to date, sign, and return without delay your proxy card in the enclosed addressed envelope.
                              By Order of the Board of
Directors
                              Dennis W. Lakomy
                               Vice  President,  Chief
Financial Officer
                              Treasurer and Secretary